UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 2, 2011

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On August 2, 2011, a subsidiary of Kennedy-Wilson Holdings, Inc. (“Kennedy Wilson”) completed the purchase of 53.7 million units of ordinary stock of the Bank of Ireland for a purchase price of €5.4 million. Kennedy Wilson has also committed, subject to receipt of regulatory and other approvals, to purchase up to an additional 180.2 million units of ordinary stock of the Bank of Ireland for up to an additional €18.0 million. The additional purchases are expected to close in the third quarter of 2011. Following consummation of the additional purchases, it is expected that on a fully diluted basis, Kennedy Wilson will own approximately 0.8% of the ordinary stock of the Bank of Ireland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/S/ FREEMAN A. LYLE
Freeman A. Lyle
Chief Financial Officer

Date: August 4, 2011

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